Exhibit 99.2 Brink’s to Acquire Majority of G4S Cash Operations February 26, 2020 NYSE: BCO

Safe Harbor Statement and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: expected impact of the G4S transaction on financial results and financial metrics (including net debt and financial leverage) and expected closing dates. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: the expected closing of the G4S transaction; contributions from the G4S transactions to our future earnings; our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. The forward-looking information discussed today and included in these materials is representative as of February 26, 2020, unless otherwise noted, and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non- GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix. | 2

G4S Acquisition: An Excellent Strategic Fit

Transaction Details

- $860m purchase price
- Pro Forma financials[1]
    - $800m revenue
    - $85m operating profit
    - $115m adjusted EBITDA
- Acquisition to be completed in multiple phases
    - Half of transaction expected to close within 60 days
    - Remainder expected to close before 12/31/20
- Excludes G4S cash operations in U.K., South Africa and several smaller countries
- Excludes G4S Retail Cash Solutions

Highlights

- Expands Brink's global cash management footprint:
    - 14 new markets; 17 in total
- Broadens platform to execute:
    - Strategy 1.0 organic initiatives
    - Strategy 2.0 initiatives to expand presence in global cash ecosystem
- Includes cash-intensive, emerging growth markets in Eastern Europe and Asia
- Expected to be accretive to non-GAAP earnings in 2020
- Purchase multiple of ~7.5x 2019 pro-forma adjusted EBITDA
    - Expect ~6.5x post-synergy multiple

1. Pro Forma 2019 financial results.

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Key Financial and Operational Metrics Financials1 $800m $85m $115m Revenue Operating Profit Adj. EBITDA Operations1 17 3,300 Cash Management Vehicles Markets 8,600 31,000 Smart Safes ATMs & Recyclers 1. Pro Forma 2019 operational metrics and financial results. | 4

A Strong Platform for Accelerated Growth1 Estonia Latvia Lithuania Netherlands Belgium Czech Republic Ireland Romania Kuwait Cyprus Dominican Republic Philippines Indonesia 3 Malaysia Brink’s Cash Operations G4S Cash Operations to be Acquired Accelerated Growth Expected from Strategy 1.0 & 2.0 Initiatives | 5 1. Represents acquired cash management operations only.

Combined Financial Impact (Non-GAAP, $ Millions) Brink’s1 G4S2 Synergies3 Combined Revenue $3,775 $800 $4,575 Adj. EBITDA $610 $115 $20 $745 % Margin 16.2% 14.4% 16.3% Pro-forma 2020 Revenue4 Pro-forma Fully Synergized 2020 Adj. EBITDA7%4 Synergies G4S 52% G4S 18% Brink’s 10% $4,575m Brink’s Argentina $745m Brink’s Accelerated Growth Expected from Strategy 1.0 & 2.0 Initiatives 1. Brink’s 2020 guidance as of 2/6/2020. 2. G4S 2019 pro forma revenue and adjusted EBITDA for operations to be acquired. 3. Expected synergies from the G4S acquisition. 4. Brink’s 2020 Guidance plus 2019 pro forma revenue and estimated fully-synergized adjusted EBITDA from the G4S acquisition. Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix. | 6

Net Debt and Leverage (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Significant capacity for acquisitions Leverage Ratio1 1.4 2.4 2.4 ~2.9 Adjusted EBITDA ~ $2,150 G4S acquisition purchase ~ $745 price and related Fully- costs Synergized G4S ~ $610 Acquisition $1,349 $1,214 ~ $1,250 $564 $512 $425 $612 2017 2018 2019 Pro Forma 2017 2018 2019 Pro Forma 2 Actual Actual Actual 2020 Target Actual Actual Actual 2020 Target 3 Targeting reduction in leverage to 2019 levels within three years 1. Net Debt divided by Adjusted EBITDA (fully synergized). 2. Includes $860 million purchase price plus estimated fees, financing costs and integration costs related to the G4S acquisition. 3. Includes fully-synergized Adjusted EBITDA from the G4S acquisition. | 7 Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix

World's Largest Cash Management Company

Brink's includes full-year 2019 pro forma data for G4S acquisition

Global Market Leader

2020 Global cash market ~$20 billion[1,2]



BRINKS
G4S
Other
Loomis
Garda
Prosegur

	Revenue[1]	Countries[1]	Regions[1]
Brink's	$4.5B	53	NA,SA,EMEA, Asia Pacific
Loomis	$2.2B	20	EMEA, NA, SA
Prosegur	$2.1B	20	SA, EMEA, Asia, Australia
Garda	$0.8B	2	NA

Brink's Operations[3]

53 countries

1,500 facilities

16,900 vehicles

Pro Forma 2019 Segment Revenue[1]



North America
South America
Eastern Europe
Western Europe
Asia Pacific
MEA
Rest of World

Pro Forma 2019 Segment Op Profit[1]



North America
South America
Rest of World

1. Publicly available company data for cash services businesses per latest company filing. Brink's data represents 2019 reported results with to-be-acquired G4S 2019 pro forma financial results.
2. Brink's internal estimate based on internal and external sources, including Freedonia. Does not include unvended and underserved market opportunities.
3. Reflects the combination of Brink's operations as of 12/31/2019 and G4S 2019 operational metrics.

Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix. Amounts may not add due to rounding.

8

Appendix

2017-2019 Non-GAAP Results Reconciled to GAAP (1 of 2) The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) 2017 2018 2019 Revenues: GAAP $ 3,347.0 $ 3,488.9 $ 3,683.2 Venezuela operations(a) (154.1) (51.4) - Acquisitions and dispositions(a) - - 0.5 Internal loss (a) - - (4.0) Non-GAAP$ 3,192.9 $ 3,437.5 $ 3,679.7 Adjusted EBITDA(i): Net income (loss) attributable to Brink's - GAAP$ 16.7 $ (33.3) $ 29.0 Interest expense - GAAP 32.2 66.7 90.6 Income tax provision - GAAP 157.7 70.0 61.0 Depreciation and amortization - GAAP 146.6 162.3 185.0 EBITDA$ 353.2 $ 265.7 $ 365.6 Discontinued operations - GAAP 0.2 - (0.7) Retirement plans(b) 34.9 33.2 47.3 Venezuela operations(a)(h) (13.7) (1.0) 0.9 Reorganization and Restructuring(a) 19.6 18.7 28.6 Acquisitions and dispositions(a) 3.2 28.1 56.8 Argentina highly inflationary impact(a) - 7.5 12.7 Internal loss (a) - - 20.9 Reporting compliance(a) - 4.5 2.1 Prepayment penalties(c) 8.3 - - Interest on Brazil tax claim(d) 1.6 - - Loss on deconsolidation of Venezuela operations(e) - 126.7 - Gain on lease termination(f) - - (5.2) Share-based compensation(g) 17.7 28.3 35.0 Adjusted EBITDA$ 425.0 $ 511.7 $ 564.0 Amounts may not add due to rounding. | 10 See slide 11 for footnote explanations.

2017-2019 Non-GAAP Results Reconciled to GAAP (2 of 2) The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) The outlook for 2020 Non-GAAP Adjusted EBITDA and 2020 Non-GAAP revenues cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile this amount to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results. The Non-GAAP outlook for year-end 2020 Net Debt does not include any forecasted changes to the 2019 balance of restricted cash borrowings or certain cash amounts held by Cash Management Services operations. However, it does include forecasted utilization of debt capacity for announced and potential business acquisitions as well as forecasted cash flow impact from closed, announced and potential business acquisitions. (a) See “Other Items Not Allocated To Segments” on slide 12 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. (b) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results. (c) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017. (d) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017. (e) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million. (f) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases. (g) Due to reorganization and restructuring activities, there was a $7.7 million non-GAAP adjustment to share-based compensation in 2019 and $0.1 million adjustment in 2018. (h) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 ($0.6 million in the second half of 2018) and was expensed as (i) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP | 11

Non-GAAP Reconciliation – Other (1 of 2) The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $17.3 million in 2017 and an additional $13.0 million in 2018. The actions under this program were substantially completed in 2018. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, $7.6 million in 2018 and $28.8 million in 2019, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $1 million and $3 million in future periods. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non- GAAP results. These items are described below: 2019 Acquisitions and Dispositions - We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. - Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. - Restructuring costs related to our Dunbar and Rodoban acquisitions were $5.6 million in 2019. - Transaction costs related to business acquisitions were $7.9 million in 2019. - Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. - In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. 2018 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. - Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. - 2018 transaction costs related to business acquisitions were $6.7 million. - We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. - Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. - We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. - We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. - Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. - We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. | 12

Non-GAAP Reconciliation – Other (2 of 2) The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. These amounts are excluded from non-GAAP results. Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an additional $6.4 million and will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change. Out of the total $20.1 million in bad debt expense recorded in the second half of 2019, $19.2 million represented an allowance on $34.0 million of accounts receivable or 56%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from 2018 and 2019 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018 and $1.8 million in 2019) and the mitigation of material weaknesses ($1.8 million in 2018 and $0.3 million in 2019). | 13

Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations - Net Debt (Unaudited) (In millions) December 31, December 31, December 31, (In millions) 2017 2018 2019 Debt: Short-term borrowings $ 45.2 $ 28.9 $ 14.3 Long-term debt 1,191.5 1,525.1 1,629.3 Total Debt 1,236.7 1,554.0 1,643.6 Restricted cash borrowings(a) (27.0) (10.5) (10.3) Total Debt without restricted cash borrowings 1,209.7 1,543.5 1,633.3 Less: Cash and cash equivalents 614.3 343.4 311.0 Amounts held by Cash Management Services operations(b) (16.1) (14.1) (26.3) Cash and cash equivalents available for general corporate purposes 598.2 329.3 284.7 Net Debt $ 611.5 $ 1,214.2 $ 1,348.6 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017, December 31, 2018 and December 31, 2019. | 14